                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of October 19,
2006, by and among MDwerks, Inc., a Delaware corporation, with headquarters located at 1020 NW 6th Street, Suite I, Deerfield Beach, FL 33442 (the
"COMPANY"), and the undersigned buyers (each, a "BUYER", and collectively, the
"BUYERS").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the
Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i)
convertible notes of the Company (the "NOTES") which will, among other things, be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES") in accordance with the terms of the Notes, and (ii) warrants (the "WARRANTS") which will be exercisable to purchase a number of shares of Common Stock in accordance with the terms of the Warrants (as exercised collectively, the "WARRANT SHARES").

     B. To induce the Buyers to execute and deliver the Securities Purchase
Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. DEFINITIONS.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     a. "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     b. "CLOSING DATE" shall have the meaning set forth in the Securities
Purchase Agreement.

     c. "EFFECTIVE DATE" means the date that the Registration Statement has been declared effective by the SEC.

     d. "EFFECTIVENESS DEADLINE" means the date which is one hundred five (105)
calendar days after the Closing Date.

     e. "FILING DEADLINE" means the date forty five (45) calendar days after the
Closing Date.

     f. "INVESTOR" means a Buyer or any transferee or assignee thereof to whom a
Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this
Agreement in accordance with Section 9.

     g. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     h. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 (including the amendment of a previously filed Registration Statement to include Registrable
Securities) and the declaration or ordering of effectiveness of such
Registration Statement(s) by the SEC.

     i. "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the
Company issued or issuable with respect to the Conversion Shares, the Notes, the
Warrant Shares and/or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the
Warrants.

     j. "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable
Securities.

     k. "REQUIRED HOLDERS" means the holders of at least a majority of the
Registrable Securities.

     l. "REQUIRED REGISTRATION AMOUNT" means 175% of the sum of (i) the number of Conversion Shares issued and issuable pursuant to the Notes as of the Trading
Day immediately preceding the applicable date of determination, and (ii) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the
Trading Day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).

     m. "RULE 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

     n. "SEC" means the United States Securities and Exchange Commission.

2.   REGISTRATION.

     a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form SB-2, or any other available form, covering the resale of all of the Registrable Securities, subject to the provisions of
Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required
Registration Amount as of date the Registration Statement is initially filed with the SEC. The Company shall use its best efforts to have the Registration
Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. As soon as reasonably practicable following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

     b. Allocation of Registrable Securities. The initial number of Registrable
Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the
Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable
Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable
Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration
Statement for such transferor. Any Shares of Common Stock included in a
Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of
Registrable Securities then held by such Investors which are covered by such
Registration Statement. The Investors understand that the Company has obligations with respect to other registration rights and that the Company may include in the Registration Statement those securities set forth on Schedule
2(b) hereof with respect to which it has an existing obligation to register such securities under the 1933 Act as of the date hereof.

     c. Legal Counsel. Subject to Section 5 hereof, the Required Holders at their expense shall have the right to select one legal counsel to review any registration pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be
Gottbetter & Partners, LLP or such other counsel as thereafter designated by the
Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

     d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the
Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii)
undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration
Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

     e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a)
is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the
Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the shortest form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration
Statement, in each case, as soon as practicable, but in any event not later than forty-five (45) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a
Registration Statement shall be deemed "insufficient to cover all of the
Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate
(as defined in the Notes) and that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the
Warrants) and for the number of Warrant Shares covered thereby.

     f. Effect of Failure to File and Obtain and Maintain Effectiveness of
Registration Statement. If (i) a Registration Statement covering all of the
Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a "FILING FAILURE") or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an
"EFFECTIVENESS FAILURE"); provided, however, that for thirty (30) days following the Effective Deadline there will be no Effectiveness Failure if the SEC is reviewing the Registration Statement and the Company is using its best efforts to have the Registration Statement declared effective or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an
Allowable Grace Period (as defined in Section 3(r)) pursuant to such
Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Shares of Common Stock) (a "MAINTENANCE
FAILURE") then, as partial relief for the damages to any holder by reason of any
Filing Failure, Effectiveness Failure or Maintenance Failure (which remedy shall not be exclusive of any other remedies available at law or in equity), the
Company shall immediately reduce the exercise price of each of the Warrants by
$0.25 and be reduced by an additional $.10 for each subsequent thirty (30) day period thereafter (each reduction as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) up to a maximum aggregate reduction of $0.65.

3. RELATED OBLIGATIONS.

     At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     a. The Company shall promptly, but in no event later than the Filing
Deadline, prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration
Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness
Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the
Investors may sell all of the Registrable Securities covered by such
Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the
Investors shall have sold all of the Registrable Securities covered by such
Registration Statement (the "REGISTRATION PERIOD"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

     b. The Company shall prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to a Registration
Statement and the prospectus used in connection with such Registration
Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-QSB, Form 10-K or
Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

     c. The Company shall (A) permit Legal Counsel to review and comment upon
(i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration
Statements (except for Annual Reports on Form 10-K or Form 10-KSB, and Reports
on Form 10-Q or Form 10-QSB and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which
Legal

Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration
Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The
Company shall reasonably cooperate with Legal Counsel in performing the
Company's obligations pursuant to this Section 3.

     d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) if the Company shall not have filed a final prospectus in accordance with Rule 424 per Section
2(a), as soon as reasonably practicable after the effectiveness of any
Registration Statement, ten (10) copies of the prospectus included in such
Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (ii) such other documents, including copies of any preliminary or final prospectus, as such
Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

     e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by
Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky"
laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration
Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated

therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such
Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each
Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration
Statement would be appropriate.

     g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable
Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     h. If any Investor may be required under applicable securities law to be described in the Registration Statement as an underwriter, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii)
one firm of accountants or other agents retained by the Investors (collectively, the "INSPECTORS"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the
Company's officers, directors and employees, counsel and the Company's independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each
Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such
Records is necessary to avoid or correct a misstatement or omission in any
Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the
Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the

Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

     i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     j. The Company shall use its best efforts either to (i) cause all of the
Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable
Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities covered by a
Registration Statement on the Nasdaq National Market, or (iii) if, despite the
Company's commercially reasonable best efforts to satisfy the preceding clauses
(i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i)
or (ii), to secure the inclusion for quotation on The Nasdaq Capital Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its commercially reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities
Dealers, Inc. ("NASD") as such with respect to Common Stock of the Company. The
Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

     k. The Company shall cooperate with the Investors who hold Registrable
Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend)
representing the Registrable Securities to be offered pursuant to a Registration
Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

     l. If requested by an Investor, the Company shall within ten (10) days of receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable
Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement

or post-effective amendment; and (iii) supplement or make amendments to any
Registration Statement if reasonably requested by an Investor holding any
Registrable Securities.

     m. Reserved.

     n. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     o. Within two (2) Business Days after a Registration Statement which covers
Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement)
confirmation that such Registration Statement has been declared effective by the
SEC in the form attached hereto as Exhibit A.

     p. Notwithstanding anything to the contrary herein, at any time after the
Effective Date, the Company may suspend or delay the effectiveness of a
Registration Statement if, in the good faith opinion of the Board of Directors of the Company and its counsel, such suspension or delay is in the best interest of the Company (a "GRACE PERIOD"); provided, that the Company shall promptly (i)
notify the Investors in writing of the existence of an event giving rise to a
Grace Period (provided that in each notice the Company will not disclose the content of any material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace
Period shall exceed fifteen (15) consecutive Trading Days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (each, an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace
Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii)
and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.
Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an
Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an
Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the
Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

4. OBLIGATIONS OF THE INVESTORS.

     a. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the

Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement.
It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable
Securities of a particular Investor that such Investor shall furnish to the
Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     b. Each Investor, by such Investor's acceptance of the Registrable
Securities, agrees to cooperate with the Company as reasonably requested by the
Company in connection with the preparation and filing of any Registration
Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable
Securities from such Registration Statement.

     c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of
Registrable Securities pursuant to any Registration Statement(s) covering such
Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an
Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in
Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

     d. Each Investor covenants and agrees that it will comply with any applicable prospectus delivery requirements of the 1933 Act as applicable to or an exemption therefrom it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.   EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company related to registrations shall be paid by the Company.

6.   INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration
Statement under this Agreement:

                                       10

     a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, managers, partners, agents and each Person, if any, who controls any
Investor within the meaning of the 1933 Act or the 1934 Act (each, an
"INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS")
incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact in a
Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or
(iv) any violation of this Agreement (the matters in the foregoing clauses (i)
through (iv) being, collectively, "VIOLATIONS"). Subject to Section 6(c), the
Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such
Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified
Person and shall survive the transfer of the Registrable Securities by the
Investors pursuant to Section 9.

     b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if

                                       11

any, who controls the Company within the meaning of the 1933 Act or the 1934 Act
(each, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such
Investor will reimburse any legal or other expenses reasonably incurred by an
Indemnified Party in connection with investigating or defending any such Claim;
provided, however, that the indemnity agreement contained in this Section 6(b)
and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) or Section 7 for only that amount of a
Claim or Indemnified Damages as does not exceed the net proceeds to such
Investor as a result of the sale of Registrable Securities pursuant to such
Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any
Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding
(including any governmental action or proceeding) involving a Claim, such
Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an
Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such
Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an
Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or
Claim. The indemnifying party shall keep the Indemnified Party or

                                       12

Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding affected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified
Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the
Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

     d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

     e. The indemnity agreements contained herein shall be in addition to (i)
any cause of action or similar right of the Indemnified Party or Indemnified
Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section
6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) in connection with such sale shall be entitled to contribution from any
Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable
Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such
Registration Statement.

8.   REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the
SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                                       13

     a. make and keep public information available, as those terms are understood and defined in Rule 144;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the
Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the
Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     c. furnish to each Investor so long as such Investor owns Registrable
Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933
Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the
Investors to sell such securities pursuant to Rule 144 without registration.

9.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall be automatically assignable by an
Investor to any transferee of all or any portion of such Investor's Registrable
Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the
Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the transferee or assignee agrees in writing with the
Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required
Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the
Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this
Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

                                       14

     a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

     b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:
                                 MDwerks, Inc.
                                 1020 NW 6th St.
                                 Suite I
                                 Deerfield Beach, FL 33442
                                 Telephone: (954) 389-8300
                                 Facsimile: (954) 427-5817
                                 Attention: Howard Katz, CEO

          If to Legal Counsel:
                                 Peckar & Abramson, P.C.
                                 70 Grand Avenue
                                 River Edge, NJ  07661
                                 Telephone: (201) 343-3434
                                 Facsimile: (201) 343-6306
                                 Attention: Stephen P. Katz, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of
Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B)
mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     c. Failure of any party to exercise any right or remedy under this
Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                                       15

     d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the
State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions)
that would cause the application of the laws of any jurisdictions other than the
State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York,
Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND
AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE
HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY
TRANSACTION CONTEMPLATED HEREBY.

     e. This Agreement, the other Transaction Documents (as defined in the
Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                                       16

     i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. All consents and other determinations required to be made by the
Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

     k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     m. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-a-vis any other Buyer.
Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the
Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

                                       17

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        MDWERKS, INC.

                                        By: /s/ Howard Katz
                                            ------------------------------------
                                            Name: Howard Katz
                                            Title: Chief Executive Officer

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        GOTTBETTER CAPITAL MASTER, LTD.

                                        By: /s/ Adam S. Gottbetter
                                            ------------------------------------
                                            Name: Adam S. Gottbetter
                                            Title: Director

                                       18

                               SCHEDULE OF BUYERS

                                                                   Buyer's Representative's
                                  Buyer Address                    Address and
Buyer                             and Facsimile Number             Facsimile Number
-------------------------------   ------------------------------   ------------------------------

Gottbetter Capital Master, Ltd.   488 Madison Avenue, 12th Floor   Gottbetter & Partners, LLP
                                  New York, NY 10022               488 Madison Avenue, 12th Floor
                                  Facsimile: 212.400.6999          New York, NY 10022
                                  Attention: Michael W. Chorske    Facsimile: 212.400.6901
                                                                   Attention: Jason M. Rimland

                                       19

                                    EXHIBIT A
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

Corporate Stock Transfer
3200 Cherry Creek Avenue South
Suite 43
Denver, CO 80209

          Re:  MDwerks, Inc.

Ladies and Gentlemen:

     [We are][I am] counsel to MDwerks, Inc., a Delaware corporation (the
"Company"), and have represented the Company in connection with that certain
Securities Purchase Agreement (the "Securities Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the
"Holders") pursuant to which the Company issued to the Holders subordinated secured convertible notes (the "Notes") convertible into the Company's common stock, $0.001 par value (the "Common Stock"), warrants exercisable for shares of
Common Stock (the "Warrants"). Pursuant to the Securities Purchase Agreement,
the Company also has entered into a Registration Rights Agreement with the
Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the
"1933 Act"). In connection with the Company's obligations under the Registration
Rights Agreement, on ___, 200_, the Company filed a Registration Statement on
Form S-3 (File No. 333-___) (the " Registration Statement ") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

     In connection with the foregoing, [we][I] advise you that a member of the
SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ ENTER
TIME OF EFFECTIVENESS ] on [ ENTER DATE OF EFFECTIVENESS ] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the
Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                       20

     This letter shall serve as our standing opinion to you that the shares of
Common Stock are freely transferable by the Holders pursuant to the Registration
Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated
October [__], 2006. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER'S COUNSEL]

CC: [LIST NAMES OF HOLDERS]

                                       21